AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 28, 2007
NO. 333-117214
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEENAH FOUNDRY COMPANY
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation or organization)	3320 (Primary Standard Industrial Classification Code Number)	39-1580331 (I.R.S Employer Identification No.)
2121 BROOKS AVENUE
P.O. BOX 729
NEENAH, WISCONSIN 54957
(920) 725-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

WILLIAM M. BARRETT
PRESIDENT AND CHIEF EXECUTIVE OFFICER
NEENAH FOUNDRY COMPANY
2121 BROOKS AVENUE
P.O. BOX 729
NEENAH, WISCONSIN 54957
(920) 725-7000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

COPIES OF ALL COMMUNICATIONS, INCLUDING COMMUNICATIONS SENT
TO
AGENT FOR SERVICE, SHOULD BE SENT TO:
BRUCE C. DAVIDSON, ESQ.
JOSEPH D. MASTERSON, ESQ.
QUARLES & BRADY LLP

411 E. WISCONSIN AVENUE
MILWAUKEE, WI. 53202
(414) 277-5000
APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE
PUBLIC: Not applicable.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:      ☒
     If this Form is filed to registered additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities act registration statement number of the earlier effective registration statement for the same offering.     ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.     ☐
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.     ☐
(1) See inside facing page for table of additional Registrants.

ADDITIONAL REGISTRANTS
ADVANCED CAST PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	3320 (Primary Standard Industrial Classification Code Number)	25-1607691 (I.R.S Employer Identification No.)
DALTON CORPORATION
(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation or organization)	3320 (Primary Standard Industrial Classification Code Number)	35-0259770 (I.R.S Employer Identification No.)
DALTON CORPORATION,
WARSAW MANUFACTURING FACILITY
(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation or organization)	3320 (Primary Standard Industrial Classification Code Number)	35-2054775 (I.R.S Employer Identification No.)
DALTON CORPORATION,
STRYKER MACHINING FACILITY CO.
(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation or organization)	3599 (Primary Standard Industrial Classification Code Number)	34-1873080 (I.R.S Employer Identification No.)
DALTON CORPORATION,
ASHLAND MANUFACTURING FACILITY
(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation or organization)	3320 (Primary Standard Industrial Classification Code Number)	34-1873079 (I.R.S Employer Identification No.)
DALTON CORPORATION,
KENDALLVILLE MANUFACTURING FACILITY
(Exact name of registrant as specified in its charter)

INDIANA (State or other jurisdiction of incorporation or organization)	3320 (Primary Standard Industrial Classification Code Number)	35-2054777 (I.R.S Employer Identification No.)
DEETER FOUNDRY, INC.
(Exact name of registrant as specified in its charter)

NEBRASKA (State or other jurisdiction of incorporation or organization)	3320 (Primary Standard Industrial Classification Code Number)	47-0355148 (I.R.S Employer Identification No.)
GREGG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation or organization)	3320 (Primary Standard Industrial Classification Code Number)	95-1498664 (I.R.S Employer Identification No.)
MERCER FORGE CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	3462 (Primary Standard Industrial Classification Code Number)	25-1511711 (I.R.S Employer Identification No.)
A&M SPECIALTIES, INC.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA (State or other jurisdiction of incorporation or organization)	3599 (Primary Standard Industrial Classification Code Number)	25-1741756 (I.R.S Employer Identification No.)
NEENAH TRANSPORT, INC.
(Exact name of registrant as specified in its charter)

WISCONSIN (State or other jurisdiction of incorporation or organization)	4213 (Primary Standard Industrial Classification Code Number)	39-1378433 (I.R.S Employer Identification No.)
CAST ALLOYS, INC.
(Exact name of registrant as specified in its charter)

CALIFORNIA (State or other jurisdiction of incorporation or organization)	3365 (Primary Standard Industrial Classification Code Number)	33-0071223 (I.R.S Employer Identification No.)
BELCHER CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	3321 (Primary Standard Industrial Classification Code Number)	52-1643193 (I.R.S Employer Identification No.)
PEERLESS CORPORATION
(Exact name of registrant as specified in its charter)

OHIO (State or other jurisdiction of incorporation or organization)	3321 (Primary Standard Industrial Classification Code Number)	52-1644462 (I.R.S Employer Identification No.)

EXPLANATORY STATEMENT: DEREGISTRATION OF SECURITIES
     The Registration Statement on Form S-1 (Registration No. 333-117214) (the “Registration Statement”) of Neenah Foundry Company (the “Company”) and certain of its subsidiaries (the “Co-Registrants”), pertaining to the registration for resale by the selling noteholders of up to $100,000,000 aggregate principal amount at maturity of 13% Senior Subordinated Notes due 2013 issued by Neenah Foundry Company (together with related guarantees of the Co-Registrants, the “Securities”), to which this Post-Effective Amendment No. 2 relates, was filed with the Securities and Exchange Commission on July 7, 2004. Pursuant to an undertaking made in Item 17 of the Registration Statement, the Company and the Co-Registrants hereby remove from registration all of the Securities registered under the Registration Statement which remain unsold as of the date of this Post-Effective Amendment No. 2, all of such Securities having been acquired by the Company and retired.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478(a)(4) thereunder, the registrant has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin on February 28, 2007.

NEENAH FOUNDRY COMPANY (Registrant)
By:	/s/ Gary W. LaChey
Gary W. LaChey
Corporate Vice President -- Finance and Chief Financial Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, and Rule 478(a)(4) thereunder, each of the additional registrants named below has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Neenah, State of Wisconsin on February 28, 2007.

ADVANCED CAST PRODUCTS, INC.
DALTON CORPORATION
DALTON CORPORATION, WARSAW
     MANUFACTURING FACILITY
DALTON CORPORATION, STRYKER
MACHINING FACILITY CO.
DALTON CORPORATION, ASHLAND
     MANUFACTURING FACILITY
DALTON CORPORATION, KENDALLVILLE
     MANUFACTURING FACILITY
DEETER FOUNDRY, INC.
GREGG INDUSTRIES, INC.
MERCER FORGE CORPORATION
A&M SPECIALTIES, INC.
NEENAH TRANSPORT, INC.
CAST ALLOYS, INC.
BELCHER CORPORATION
PEERLESS CORPORATION

Acting on behalf of each of the foregoing
registrants

By:	/s/ Gary W. LaChey
Gary W. LaChey
Corporate Vice President -- Finance and Chief Financial Officer